Exhibit 99.1

Qualys Announces Second Quarter 2018 Financial Results

Revenue Growth of 23% Year-Over-Year

GAAP EPS: $0.24; Non-GAAP EPS: $0.39

Raises 2018 Revenue Guidance to $278.0-$279.2 million

Raises 2018 GAAP EPS Guidance to $0.84-$0.88

Raises 2018 Non-GAAP EPS Guidance to $1.46-$1.50

Foster City, Calif., — July 31, 2018 — Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the second quarter ended June 30, 2018. For the quarter, the Company reported revenues of $68.2 million, net income under Generally Accepted Accounting Principles (“GAAP”) of $10.3 million, non-GAAP net income of $16.4 million, Adjusted EBITDA of $26.7 million, GAAP earnings per diluted share of $0.24, and non-GAAP earnings per diluted share of $0.39.

“We are very pleased with our second quarter results which were fueled by continued platform innovation and increased customer adoption of the Qualys Cloud Platform and its integrated Apps,” said Philippe Courtot, chairman and CEO of Qualys. “We believe we are uniquely positioned to enable customers to consolidate their security and compliance stack, drastically reducing their spend. In addition, our true platform approach provides our customers with a single-pane-of-glass view across on-premises assets, endpoints, clouds, and early next year, mobile environments. As we continue delivering additional best-of-breed detection and response capabilities through the Qualys Cloud Platform, we believe that our customers’ savings will compound. Furthermore, we are now well on our way to providing CIOs with a continuous and updated view of their global IT assets with two-way synchronization with their CMDBs. Such capability is the cornerstone of security, as without visibility, there is no security.”

Second Quarter 2018 Financial Highlights

Revenues: Revenues for the second quarter of 2018 increased by 23% to $68.2 million compared to $55.3 million for the same quarter in 2017.

Gross Profit: GAAP gross profit for the second quarter of 2018 increased by 20% to $51.9 million compared to $43.1 million for the same quarter in 2017. GAAP gross margin percentage was 76% for the second quarter of 2018 compared to 78% for the same quarter in 2017. Non-GAAP gross profit for the second quarter of 2018 increased by 22% to $53.4 million compared to $43.7 million for the same quarter in 2017. Non-GAAP gross margin percentage was 78% for the second quarter of 2018 compared to 79% for the same quarter in 2017.

Operating Income: GAAP operating income for the second quarter of 2018 increased by 21% to $10.9 million compared to $9.0 million for the same quarter in 2017. As a percentage of revenues, GAAP operating income was 16% for the second quarter of 2018 compared to 16% for the same quarter in 2017. Non-GAAP operating income for the second quarter of 2018 increased by 32% to $20.4 million compared to $15.5 million for the same quarter in 2017. As a percentage of revenues, non-GAAP operating income was 30% for the second quarter of 2018 compared to 28% for the same quarter in 2017.

Net Income: GAAP net income for the second quarter of 2018 was $10.3 million, or $0.24 per diluted share, compared to $7.2 million, or $0.18 per diluted share, for the same quarter in 2017. Non-GAAP net income for the second quarter of 2018 was $16.4 million, or $0.39 per diluted share, compared to non-GAAP net income of $10.1 million, or $0.26 per diluted share, for the same quarter in 2017.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2018 increased by 31% to $26.7 million compared to $20.4 million for the same quarter in 2017. As a percentage of revenues, Adjusted EBITDA was 39% for the second quarter of 2018 compared to 37% for the same quarter in 2017.

Operating Cash Flow: Operating cash flow for the second quarter of 2018 increased by 47% to $24.2 million compared to $16.5 million for the same quarter in 2017. As a percentage of revenues, operating cash flow was 36% for the second quarter of 2018 compared to 30% for the same quarter in 2017.

Adoption of the new revenue recognition standard (ASC 606): ASC 606 resulted in the Company being required to capitalize commission expenses relating to new and upsell business and amortizing the expense over 5 years effective January 1, 2018. Without the adoption of ASC 606, commission expenses would have been $0.5 million higher in the second quarter of 2018.

Second Quarter 2018 Business Highlights

Select New Customers:

•	Atrium Health, Danone, Government of the District of Columbia, Hexion, ManpowerGroup, Philips Lighting, Room & Board, Southern Company, TE Connectivity, Zscaler.

Business Highlights:

•	Hosted Virtual Analyst & Investors Day. Qualys’ executive team discussed the Company’s vision, strategy, product roadmap and investment highlights as well as showcased forthcoming new applications.

•

Unveiled Qualys Community Edition, a free cloud-based service that gives small organizations unified visibility of their own or their clients’ IT and web assets, and the ability to easily assess security and compliance postures using the accuracy and reliability of the Qualys Cloud Platform.

•

Announced an expanded partnership with Carahsoft under which Carahsoft will proactively market, sell and distribute the FedRAMP-authorized Qualys Gov Platform to federal agencies as well as state and local governments.

•

Released the Qualys’ Container Security (CS) App, a new cloud app that enables customers to build continuous security into their global container deployments and DevOps processes at any scale, and integrate the results into one unified view of their global hybrid IT security and compliance posture, breaking down silos and lowering ownership cost.

•

Introduced new functionality for the Security Assessment Questionnaire (SAQ) Cloud App, allowing customers the ability to achieve better visibility of data across their own network and supply chain for compliance with the European Union’s General Data Protection Regulations.

•

Announced the introduction of Asset Inventory (AI), a new groundbreaking App for global IT asset inventory and Configuration Management Databases (CMDB) synchronization, providing customers with a single “source of truth” for all IT assets within hybrid environments, including on-premises, endpoints, clouds and (in the near future) mobile.

•

Purchased a minority stake in 42Crunch Ltd. as the first Qualys venture investment and simultaneously signed a distribution agreement. 42Crunch has developed an API security platform enabling organizations to quickly deliver applications built on secure APIs.

Financial Performance Outlook

Third Quarter 2018 Guidance: Management expects revenues for the third quarter of 2018 to be in the range of $70.9 million to $71.5 million, representing 19% to 20% growth over the same quarter in 2017. GAAP net income per diluted share is expected to be in the range of $0.20 to $0.22, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.37 to $0.39, which assumes an effective non-GAAP income tax rate of 23%. Third quarter 2018 EPS estimates are based on approximately 42.2 million weighted average diluted shares outstanding for the quarter.

Full Year 2018 Guidance: Management now expects revenues for the full year 2018 to be in the range of $278.0 million to $279.2 million, up from the previous guidance range of $276.8 million to $278.5 million. Expected growth over the full year 2017 is 20% to 21%. GAAP net income per diluted share is now expected to be in the range of $0.84 to $0.88, which assumes an effective income tax rate of 18%, up from the previous guidance range of $0.74 to $0.79. Non-GAAP net income per diluted share is now expected to be in the range of $1.46 to $1.50, which assumes an effective income tax rate of 23%, up from the previous guidance range of $1.43 to $1.48. Full year 2018 EPS estimates are based on approximately 42.1 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, July 31, 2018. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 8243829. The live webcast of Qualys’ earnings conference call, investor presentation, and prepared remarks can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Melissa Fisher

Chief Financial Officer

(650) 801-6100

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 10,300 customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications on premises, on endpoints and elastic clouds. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our ability to maintain leadership in securing global IT environments and helping customers secure their digital transformation initiatives and reduce their spend; the growth of our business, including adoption of our existing solutions and our new offerings to both existing and new customers; our expectations regarding the introduction of new solutions, including for mobile environments; the capabilities of our platform; the expansion of our partnerships and the related benefits of such partnerships; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2018, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the third quarter and full year 2018. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Securities and Exchange Commission on May 8, 2018.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business). Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, and Adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income and non-GAAP net income per diluted share for the three months ended June 30, 2018 excludes $0.8 million of amortization of intangibles from acquisitions of Nevis Networks, NetWatcher and 1 Mobility and $1.6 million of compensation expense from the acquisition of NetWatcher that do not reflect ongoing costs of operating the business.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the third quarter and full year 2018 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2018. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 23% in 2018 is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues	$68,153	$55,302	$133,031	$108,423
Cost of revenues (1)	16,248	12,153	32,149	24,447

Gross profit	51,905	43,149	100,882	83,976
Operating expenses:
Research and development (1)	13,128	10,525	25,681	20,348
Sales and marketing (1)	18,976	15,383	35,209	31,397
General and administrative (1)	8,906	8,232	20,691	15,566

Total operating expenses	41,010	34,140	81,581	67,311

Income from operations	10,895	9,009	19,301	16,665
Other income (expense), net:
Interest expense	(39)	(1)	(77)	(3)
Interest income	1,452	541	2,542	1,022
Other expense, net	(529)	(180)	(336)	(206)

Total other income, net	884	360	2,129	813

Income before income taxes	11,779	9,369	21,430	17,478
Provision for (benefit from) income taxes	1,486	2,167	1,995	(11,654)

Net income	$10,293	$7,202	$19,435	$29,132

Net income per share:
Basic	$0.26	$0.19	$0.50	$0.79

Diluted	$0.24	$0.18	$0.46	$0.74

Weighted average shares used in computing net income per share:
Basic	38,987	37,277	38,843	36,887

Diluted	42,215	39,535	42,074	39,207

(1) Includes stock-based compensation as follows:
Cost of revenues	$609	$536	$1,263	$1,037
Research and development	1,976	1,505	3,817	2,726
Sales and marketing	1,105	1,129	2,506	2,213
General and administrative	3,333	3,277	8,328	4,803

Total stock-based compensation	$7,023	$6,447	$15,914	$10,779

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$10,293	$7,202	$19,435	$29,132
Available-for-sale marketable securities:
Change in net unrealized gain (loss), net of tax	65	(29)	(342)	(80)
Reclassification adjustment for net realized gain included in net income, net of tax	79	20	95	2

Other comprehensive income (loss), net of tax	144	(9)	(247)	(78)

Comprehensive income	$10,437	$7,193	$19,188	$29,054

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$86,779	$86,591
Short-term marketable securities	235,740	201,823
Accounts receivable, net	52,535	64,412
Prepaid expenses and other current assets	15,815	16,524

Total current assets	390,869	369,350
Long-term marketable securities	64,215	67,224
Property and equipment, net	64,973	58,557
Deferred tax assets, net	23,570	25,066
Intangible assets, net	14,605	12,401
Long-term investment	2,500	—
Goodwill	1,849	1,549
Restricted cash	1,200	1,200
Other noncurrent assets	7,134	2,178

Total assets	$570,915	$537,525

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,024	$1,144
Accrued liabilities	27,454	21,444
Deferred revenues, current	151,419	143,186

Total current liabilities	179,897	165,774
Deferred revenues, noncurrent	13,327	17,136
Other noncurrent liabilities	12,452	11,071

Total liabilities	205,676	193,981
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	320,226	304,155
Accumulated other comprehensive loss	(821)	(574)
Retained earnings	45,795	39,924

Total stockholders’ equity	365,239	343,544

Total liabilities and stockholders’ equity	$570,915	$537,525

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$19,435	$29,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,249	9,783
Bad debt expense	—	296
Loss on disposal of property and equipment	9	2
Stock-based compensation	15,914	10,779
Amortization of premiums and accretion of discounts on marketable securities	(169)	850
Deferred income taxes	681	(20,897)
Excess tax benefits included in deferred tax assets	—	8,368
Changes in operating assets and liabilities:
Accounts receivable	11,876	369
Prepaid expenses and other assets	(4,073)	(1,067)
Accounts payable	(331)	(206)
Accrued liabilities	6,238	109
Deferred revenues	4,424	10,947
Other noncurrent liabilities	(1,026)	477

Net cash provided by operating activities	67,227	48,942

Cash flows from investing activities:
Purchases of marketable securities	(151,825)	(102,665)
Sales and maturities of marketable securities	120,838	111,288
Purchases of property and equipment	(13,240)	(13,179)
Business acquisitions	(3,359)	—
Purchase of privately-held investment	(2,500)	—

Net cash used in investing activities	(50,086)	(4,556)

Cash flows from financing activities:
Proceeds from exercise of stock options	12,174	14,603
Payments for taxes related to employee net share settlement of equity awards	(8,935)	(15,154)
Principal payments under capital lease obligations	(794)	—
Repurchase of common stock	(19,356)	—

Net cash used in financing activities	(16,911)	(551)

Effect of exchange rate changes on cash and cash equivalents	(42)	—

Net increase in cash, cash equivalents and restricted cash	188	43,835
Cash, cash equivalents and restricted cash at beginning of period	87,791	87,937

Cash, cash equivalents and restricted cash at end of period	$87,979	$131,772

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$10,293	$7,202	$19,435	$29,132
Depreciation and amortization of property and equipment	6,342	4,854	12,752	9,564
Amortization of intangible assets	864	109	1,497	219
Interest expense	39	1	77	3
Provision for (benefit from) income taxes	1,486	2,167	1,995	(11,654)

EBITDA	19,024	14,333	35,756	27,264
Stock-based compensation	7,023	6,447	15,914	10,779
Other expense, net	(923)	(361)	(2,206)	(816)
Acquisition-related expense	1,610	—	1,888	—

Adjusted EBITDA	$26,734	$20,419	$51,352	$37,227

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP Cost of revenues	$16,248	$12,153	$32,149	$24,447
Less: Stock-based compensation	(609)	(536)	(1,263)	(1,037)
Less: Intangible asset amortization (1)	(839)	—	(1,447)	—

Non-GAAP Cost of revenues	$14,800	$11,617	$29,439	$23,410

GAAP Gross profit	$51,905	$43,149	$100,882	$83,976
Plus: Stock-based compensation	609	536	1,263	1,037
Plus: Intangible asset amortization (1)	839	—	1,447	—

Non-GAAP Gross profit	$53,353	$43,685	$103,592	$85,013

GAAP Research and development	$13,128	$10,525	$25,681	$20,348
Less: Stock-based compensation	(1,976)	(1,505)	(3,817)	(2,726)
Less: Acquisition-related expense (2)	(43)	—	(86)	—

Non-GAAP Research and development	$11,109	$9,020	$21,778	$17,622

GAAP Sales and marketing	$18,976	$15,383	$35,209	$31,397
Less: Stock-based compensation	(1,105)	(1,129)	(2,506)	(2,213)
Less: Acquisition-related expense (2)	(1,567)	—	(1,802)	—

Non-GAAP Sales and marketing	$16,304	$14,254	$30,901	$29,184

GAAP General and administrative	$8,906	$8,232	$20,691	$15,566
Less: Stock-based compensation	(3,333)	(3,277)	(8,328)	(4,803)

Non-GAAP General and administrative	$5,573	$4,955	$12,363	$10,763

GAAP Operating expenses	$41,010	$34,140	$81,581	$67,311
Less: Stock-based compensation	(6,414)	(5,911)	(14,651)	(9,742)
Less: Acquisition-related expense (2)	(1,610)	—	(1,888)	—

Non-GAAP Operating expenses	$32,986	$28,229	$65,042	$57,569

GAAP Income from operations	$10,895	$9,009	$19,301	$16,665
Plus: Stock-based compensation	7,023	6,447	15,914	10,779
Plus: Intangible asset amortization (1)	839	—	1,447	—
Plus: Acquisition-related expense (2)	1,610	—	1,888	—

Non-GAAP Income from operations	$20,367	$15,456	$38,550	$27,444

GAAP Net income	$10,293	$7,202	$19,435	$29,132
Plus: Stock-based compensation	7,023	6,447	15,914	10,779
Plus: Intangible asset amortization (1)	839	—	1,447	—
Plus: Acquisition-related expense (2)	1,610	—	1,888	—
Less: Tax adjustment	(3,402)	(3,527)	(7,361)	(21,827)

Non-GAAP Net income	$16,363	$10,122	$31,323	$18,084

Non-GAAP Net income per share:
Basic	$0.42	$0.27	$0.81	$0.49

Diluted	$0.39	$0.26	$0.74	$0.46

Weighted average shares used in non-GAAP net income per share:
Basic	38,987	37,277	38,843	36,887

Diluted	42,215	39,535	42,074	39,207

Note (1): Includes amortization of intangible assets from acquisitions of Nevis Networks, NetWatcher and 1Mobility.

Note (2): Relates to compensation expense from the acquisition of NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2018	2017
GAAP Cash flows provided by operating activities	$67,227	$48,942
Less:
Purchases of property and equipment	(13,240)	(13,179)
Principal payments under capital lease obligations	(794)	—

Non-GAAP Free cash flows	53,193	35,763